UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2021

Carsmartt, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-150820	81-4837535
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2828 Coral Way

Coral Gables FL 33145

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 409-7439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The response to this item is included in Item 2.01 below and is incorporated herein by this reference with respect to the acquisition transaction.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Carsmartt, Inc., acquires Blackbrick Construction Inc.

The Acquisition transaction was completed on June 19, 2021. Blackbrick Construction, Inc. is a Construction Company specialized in ground up construction, remodeling and data centers with approximately $100,000 cash in bank account and three new projects ready to start within the next two months.

The control person and founder of Blackbrick Construction, Inc., is Alfredo Pignata.

Carsmartt entered into an Agreement to acquire Blackbrick Construction, Inc., a Florida corporation. Carsmartt agreed to pay Alfredo Pignata Forty eight Million (48,000,000) restricted shares of its Common Stock for 100% of Blackbrick Construction,Inc. common stock, included inventory and intellectual property.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Business Purchase Agreement dated July 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20, 2021

CARSMARTT, INC.

By:	/s/ Roy Capasso
Name: Roy Capasso
Title: CEO